Exhibit 99.1

FOR IMMEDIATE RELEASE

Glori Energy Announces Leadership Changes

HOUSTON, June 8, 2016 -- Glori Energy Inc. (NASDAQ: GLRI), an energy technology and oil production company focused on enhanced oil recovery using its proprietary AERO® System, today announced the appointment of Kevin Guilbeau as Interim Chief Executive Officer. Mr. Guilbeau will also continue in his current role as Executive Chairman of the Board.

In addition, Eric (“Rick”) Neuman, current Glori Director, has been appointed Co-Chairman of the Board.

Stuart Page has resigned as the company’s Chief Executive Officer and as a member of the Board of Directors effective June 8, 2016. Mr. Page will continue as a senior advisor to the company.

Mr. Neuman said, “We thank Stuart for his leadership since 2007 during which time he successfully raised growth capital, oversaw the continued development of Glori’s AERO technology, and built a strong leadership team. As Glori transitions to a full-fledged E&P company utilizing Glori’s proprietary AERO EOR technology, we appreciate Kevin agreeing to expand his responsibilities. He brings over 30 years of E&P experience to the position, including geo-technical, operational and M&A expertise.”

Mr. Guilbeau said, “I am pleased to step up my role in helping Glori Energy realize its potential. We have some exciting projects going forward, with Phase II AERO implementation at the Coke Field, our application to the Department of Energy’s Loan Programs Office and the planned acquisition and restart of abandoned oil fields we call Phoenix projects. Rick, myself and the management team will focus on these projects as well as disciplined financial management as we move the company forward.”

Mr. Page said, “This is an exciting time at Glori Energy as it is positioned for growth through the Phoenix strategy. I am pleased to be handing the reins to Kevin who brings a deep experience base of building E&P companies and will drive growth of the organization as the next chapter unfolds.”

Mr. Guilbeau has over 34 years of oil and gas exploration and production experience. Most recently he was President and Chief Executive Officer of Gulf Coast Energy Resources, which he founded in 2010 and led it from a private equity start-up through growth via acquisitions and exploration until it merged with Talos Energy in March 2015. Prior to founding Gulf Coast Energy Resources, Mr. Guilbeau was Executive Vice President and Chief Operating Officer for LLOG Exploration Company from 2006 until 2009, with responsibility for leading offshore E&P operations in the Gulf of Mexico and onshore operations along the Gulf Coast. Earlier in his career, he was Senior Vice President and General Manager of the Gulf of Mexico/Gulf Coast Business Unit for Dominion Exploration and Production, which during his 10-year tenure, he grew into a $4.7 billion business that was sold to ENI in 2007. Mr. Guilbeau began his career as a geologist at Shell Oil Company in 1981, where he held a variety of technical and leadership positions. Mr. Guilbeau holds a B.S. degree in Earth Sciences from the University of New Orleans and an M.S. degree in Geology from the University of New Mexico.

Glori Energy

Mr. Neuman currently serves as a managing director of Hicks Equity Partners LLP (“HEP”), a position he has held since he joined the firm in 2005. During this time, he has had, and continues to have, oversight for a number of investments made by HEP during this period, including several investments made by HEP in energy related businesses. Previously, Mr. Neuman was a partner of Hicks, Muse, Tate & Furst, which he joined as a vice president in 1993 and became a partner in 2000. Mr. Neuman currently serves on the boards of Drilling Tools International, Inc.; Just Brakes; DirecPath, LLC; Hemisphere Media; Crossings, LLC; and Intercable. He received a Bachelor of Arts degree from the University of South Florida and a Masters of Business Administration, with distinction, from the Kellogg School of Management at Northwestern University.

ABOUT GLORI ENERGY INC.

Glori Energy is a Houston-based energy technology and oil production company that deploys its proprietary AERO technology to increase the amount of oil that can be produced from conventional oil fields. Glori owns and operates oil fields onshore U.S. and additionally provides its technology as a service to E&P companies globally. Only one-third of all oil discovered in a typical reservoir is recoverable using conventional technologies; the rest remains trapped in the rock. Glori's proprietary AERO System recovers residual oil by stimulating a reservoir's native microorganisms to sustainably increase the ultimate recovery at a low cost. For more information, visit www.GloriEnergy.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained herein which are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements identified by or containing words like "believes," "expects," "anticipates," "intends," "estimates," "projects," "predicts," "potential," "target," "goal," "plans," "objective," "should," "could," "will," or similar expressions. All statements by us regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, models, including the ROF models, plans and objectives and similar matters are forward-looking statements. Glori gives no assurances that the assumptions upon which such forward-looking statements are based will prove correct. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions (many of which are beyond our control), and are based on information currently available to us. Actual results may differ materially from those expressed herein due to many factors, including, without limitation: the risk that any projections, including models, earnings, revenues, expenses, margins, or any other financial expectations are not realized; oil production rates; the continued decline in oil prices and the sustained low oil price environment; the efficacy of changes in oil fields acquired or treated by us; competition and competitive factors in the markets in which Glori operates; the potential delisting of our common stock from NASDAQ; the expected cost of recovering oil using the AERO System, demand for Glori's AERO System and expectations regarding future projects; adaptability of the AERO System and development of additional capabilities that will expand the types of oil fields to which Glori can apply its technology; plans to acquire and develop additional oil fields and the availability of debt and equity financing to fund any such acquisitions; the percentage of the world's reservoirs that are suitable for the AERO System; Glori's ability to create positive cash flows; the advantages of the AERO System and our refinements thereto compared to other enhanced oil recovery methods; Glori's ability to develop and maintain positive relationships with its customers and prospective customers; and such other factors as are discussed in Item 1A "Risk Factors" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the 2015 fiscal year and our subsequent Quarterly Reports on Form 10-Q for 2016. Although Glori believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurances that such expectations will prove to be correct. These risks are more fully discussed in Glori's filings with the Securities and Exchange Commission. Glori undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances, which arise after the date of this document except as required by law.

Glori Energy

Glori Energy Contact

Victor M. Perez

Chief Financial Officer

713-237-8880

ir@glorienergy.com

Investor Relations Counsel

Lisa Elliott/ Anne Pearson

Dennard-Lascar Associates

713-529-6600

lelliott@DennardLascar.com

apearson@DennardLascar.com

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